                          MONTHLY REPORT TO NOTEHOLDERS

                 FIRST NATIONAL MASTER NOTE TRUST SERIES 2003-2

                      MONTHLY PERIOD ENDING: APRIL 30, 2006

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 and as amended on November 17, 2003 (the "Indenture" ), by and between the Issuer and the Indenture Trustee, acknowledged by the Transferor and Servicer, and as supplemented by the Series 2003-2 Indenture Supplement (dated as of November 17, 2003) by and between the Issuer and Indenture Trustee, acknowledged by the Transferor and Servicer and respectively referred to herein as the "Indenture Supplement." Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to
Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the May 15, 2006 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                                    None

(f) To the knowledge of the undersigned, no Series 2003-2 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                                    None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

                                                                    2003-2
A. INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

   1. Principal Receivables
      (a) Beginning of Monthly Period Principal Receivables  $ 2,031,232,609.39
      (b) End of Monthly Period Principal Receivables        $ 2,043,497,071.71

      (c) Average Principal Receivables                      $ 2,034,304,869.26

   2. End of Monthly Period Trust Receivables                $ 2,073,158,011.45

   3. Delinquent Balances

Delinquency                       Aggregate Account           Percentage of
 Category                              Balance             Total Receivables
----------                        -----------------        -----------------
(a) 30 to 59 days                  $ 24,258,998.88               1.17%
(b) 60 to 89 days                  $ 19,808,483.74               0.96%
(c) 90 to 119 days                 $ 16,444,601.85               0.79%
(d) 120 to 149 days                $ 15,282,650.73               0.74%
(e) 150 or more days               $ 14,270,166.40               0.69%
      Total:                       $ 90,064,901.60               4.34%

4. Aggregate amount of Collections
      (a) Total Collections                                  $  290,357,569.12
      (b) Total Collections of Principal Receivables         $  265,133,618.69
      (c) Total Collections of Finance Charge Receivables    $   25,223,950.43
      (d) Aggregate Allocation Percentages for Outstanding
          Series                                                         91.08%
      (e) Aggregate Allocation Percentage of Collections of
          Principal Receivables                                          91.08%

      (f) Aggregate Allocation Percentage of Collections of
          Finance Charge Receivables                                     91.08%

5. Aggregate amount of Principal Receivables in Accounts
which became Defaulted Accounts during the Monthly Period    $   10,338,740.29

6. Calculation of Interchange allocable to the Issuer for the Monthly Period

      (a) Sales net of cash advances during the Monthly
      Period on all FNBO MasterCard and VISA accounts        $  408,590,939.25

      (b) Sales net of cash advances during the Monthly
      Period on Accounts designated to the Receivables
      Trust                                                  $  204,714,309.15

      (c) Total amount of Interchange paid or payable to
      FNBO with respect to the Monthly Period                $    7,873,287.82

      (d) Amount of Interchange allocable to the
      Receivables Trustee with respect to the Monthly
      Period ([c] multiplied by [b/a])                       $    3,944,714.68

      (e) Servicer Interchange amount (1.5% of Collateral
      Amount at end of prior Monthly Period)                 $      616,438.36

      (f) Adjustment of Noteholder Servicing Fee (excess of
      (e) over (d))                                          $            0.00

7. The aggregate amount of Collections of Finance Charge
Receivables for the Receivables Trust for the Monthly
Period
      (a) Interchange                                        $    3,944,714.68

      (b) Recoveries                                               $    1,944,117.66
      (c) Finance Charges and Fees                                 $   25,223,950.43
      (d) Discount Receivables                                     $            0.00
                                                                   -----------------
          Total                                                    $   31,112,782.77

   8. Aggregate Uncovered Dilution Amount for the Monthly
   Period                                                          $            0.00

B. INFORMATION REGARDING SERIES 2003-2 NOTES

   1. Collateral Amount at the close of business on the prior
   Distribution Date                                               $  500,000,000.00
      (a) Reductions due to Investor Charge-Offs (including
      Uncovered Dilution Amounts) to be made on the
      related Distribution Date                                    $            0.00
      (b) Reimbursements to be made on the related
      Distribution Date from Available Finance Charge
      Collections                                                  $            0.00
      (c) Collateral Amount at the close of business on the
      Distribution Date                                            $  500,000,000.00

   2. Note Principal Balance at the close of business on the
   Distribution Date during the Monthly Period
      (a) Class A Note Principal Balance                           $  411,250,000.00
      (b) Class B Note Principal Balance                           $   40,000,000.00
      (c) Class C Note Principal Balance                           $   48,750,000.00
                                                                   -----------------
             Total Note Principal Balance                          $  500,000,000.00

   3. Allocation Percentages for the Monthly Period
      (a) Principal Collections                                                24.62%
      (b) Finance Charge Collections                                           24.62%
      (c) Default Amounts                                                      24.62%

   4. Investor Principal Collections processed during the
   Monthly Period and allocated to the Series                      $   65,275,896.92

   5. Excess Principal Collections available from other Group
   I Series allocated to the Series                                $            0.00

   6. Aggregate amounts treated as Available Principal
   Collections pursuant to subsections 4.04(a)(v) and
   (vi) of the related Indenture Supplement                        $    2,545,397.86

   7. Reallocated Principal Collections (up to the Monthly
   Principal Reallocation Amount) applied pursuant
   to Section 4.06 of the related Indenture Supplement             $            0.00

   8. AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                    $   67,821,294.78

   9. Principal Accumulation Investment Proceeds                   $            0.00

   10. Investor Finance Charge Collections (including
   Interchange and Recoveries)processed during the
   Monthly Period                                                  $    7,659,967.12

   11. Excess Finance Charge Collections from Group I
   allocated to the Series                                         $            0.00

   12. Reserve Account withdrawals pursuant to Section 4.10(b)
   or (d) of the related Indenture Supplement                      $            0.00

13. Excess amounts from Spread Account to be treated as
Available Finance Charge Collections pursuant to
Section 4.12(g) of the related Indenture Supplement          $            0.00

14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)     $    7,659,967.12

15. Distributions of principal and interest to Noteholders on the Distribution Date:

      (a) Class A Noteholders                                $    1,602,903.99
      (b) Class B Noteholders                                $      102,666.67
      (c) Class C Noteholders                                $      150,312.50

16. Distributions of principal to Noteholders on the
Distribution Date:
      (a) Class A Noteholders                                $            0.00
      (b) Class B Noteholders                                $            0.00
      (c) Class C Noteholders                                $            0.00

17. Distributions of interest to Noteholders on the
Distribution Date:
      (a) Class A Noteholders                                $    1,602,903.99
      (b) Class B Noteholders                                $      102,666.67
      (c) Class C Noteholders                                $      150,312.50

18. The aggregate amount of all Principal Receivables in
Accounts which became Defaulted Accounts during the Monthly
Period which were allocated to Series 2003-2
      (a) Default Amount                                     $   10,338,740.29
      (b) Allocation Percentage (B.3.(c)above)                           24.62%
                                                             -----------------
          Total Investor Default Amount (a multiplied by b)  $    2,545,397.86

19. The aggregate amount of Uncovered Dilution Amount
allocated to the Series for the Monthly Period
      (a) Dilutions not covered by Transferor                $            0.00
      (b) Series Allocation Percentage (as defined in the
      related Indenture Supplement)                                      24.62%
      (c) Total Uncovered Dilution Amount                    $            0.00

20. The aggregate amount of Investor Charge-Offs (including
any Uncovered Dilution Amount not covered by the Transferor)
for the Monthly Period                                       $            0.00

21. Noteholder Servicing Fee for the Monthly Period payable
to the Servicer (after adjustment for  Servicer Interchange
shortfall, if any)                                           $      821,917.81

22. Ratings of the Class A Notes
      Moody's                                                Aaa
                                                             -----------------
      S&P                                                    AAA
                                                             -----------------
      Fitch                                                  AAA
                                                             -----------------

23. Ratings of the Class B Notes
      Moody's                                                A2
                                                             -----------------
      S&P                                                    A
                                                             -----------------
      Fitch                                                  A+
                                                             -----------------

   24. Ratings of the Class C Notes
         Moody's                                             Baa2
                                                             -----------------
         S&P                                                 BBB
                                                             -----------------
         Fitch                                               BBB
                                                             -----------------

   25. Note Interest Rate for the Monthly Period
         (a) Class A Note Interest Rate                                5.01125%
         (b) Class B Note Interest Rate                                3.08000%
         (c) Class C Note Interest Rate                                3.70000%

C. QUARTERLY NET YIELD

   1. Base Rate for the Monthly Period                                    6.52%
   2. Portfolio Yield for the Monthly Period                             12.45%
   3. Net Yield for the Monthly Period (Portfolio Yield
   MINUS Base Rate)                                                       5.93%
   4. Quarterly Net Yield for the related Distribution Date               6.23%

D. INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

   1. Opening Principal Accumulation Account Balance on the
   Distribution  Date for the Monthly Period                 $            0.00

   2. Controlled Deposit Amount to be deposited to the
   Principal Accumulation Account on the Distribution
   Date for the Monthly Period                               $            0.00
      (a) Controlled Accumulation Amount                     $            0.00
      (b) Accumulation Shortfall                             $            0.00
      (c) Controlled Deposit Amount (a+b)                    $            0.00

   3.   Amounts withdrawn from the Principal Accumulation
   Account for distribution to Noteholders on the related
   Distribution Date
      (a) Distribution in reduction of the Class A Notes     $            0.00
      (b) Distribution in reduction of the Class B Notes     $            0.00
      (c) Distribution in reduction of the Class C Notes     $            0.00

   4. Principal Accumulation Account ending balance after
   deposit or withdrawal on the Distribution Date for the
   Monthly Period                                            $            0.00

E. INFORMATION REGARDING THE SPREAD ACCOUNT

   1. Opening Available Spread Account Amount on the
   Distribution Date for the Monthly Period                  $   24,696,823.98

   2. Aggregate amount required to be withdrawn pursuant to
   Section 4.12(c) of the related Indenture Supplement for
   distribution to Class C Noteholders pursuant to
   Section 4.04(a)(iv) of the related Indenture Supplement   $            0.00

   3. Aggregate amount required to be withdrawn pursuant to
   Section 4.12(d) of the related Indenture Supplement for
   distribution in reduction of the Class C Note Principal
   Balance                                                   $            0.00

   4. Spread Account Percentage for the Distribution Date
   for the Monthly Period                                                 6.25%

   5. Closing Required Spread Account Amount for the
   Distribution Date for the Monthly Period                  $   31,250,000.00

   6. Amount on deposit in Spread Account after required
   withdrawals on the Distribution Date for the
   Monthly Period (1-(2+3))                                  $   24,696,823.98

   7. Spread Account Deficiency/(Excess), if any (5 MINUS 6) $    6,553,176.02

   8. Amounts deposited pursuant to Section 4.04(a)(vii) or
   4.10(e) of the related Indenture Supplement               $    2,520,598.67

   9. Remaining Spread Account Deficiency/(Excess), if any
   (7 minus 8)                                               $    4,032,577.35

F. INFORMATION REGARDING THE RESERVE ACCOUNT

   1. Reserve Account Funding Date                               June 15, 2006

   2. Opening Available Reserve Account Amount on the
   Distribution Date for the Monthly Period                  $            0.00

   3. Aggregate amount required to be withdrawn pursuant to
   Section 4.10(d) of the related Indenture Supplement for
   inclusion in Available Finance Charge Collections:
      (a) Covered Amount                                     $            0.00
      (b) Principal Accumulation Investment Proceeds         $            0.00
      (c) Reserve Draw Amount (a MINUS b)                    $            0.00

   4. Required Reserve Account Amount                        $            0.00

   5. Reserve Account Surplus (4-(2-3))                      $            0.00

G. INFORMATION REGARDING ACCUMULATION PERIOD

   1. Accumulation Period Length (months)                                    3
                                                             -----------------

      IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 10th day of May, 2006.

                                          FIRST NATIONAL BANK OF OMAHA, Servicer


                                          By _______________________________
                                          Name:  Karlyn M. Knieriem
                                          Title: Finance Officer